                           POWER OF ATTORNEY

  The undersigned hereby constitutes and appoints each of  D. Matthew Dorny, Ritch Wood,

Gregory Belliston, Clayton Jones and Jennifer Johnson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as (a) an officer and/or director of Nu Skin Enterprises, Inc. (the "Company"); or (b) a beneficial owner of the Company's common stock, Forms 3, 4, and 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934, as amended, and the rules there under;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawful do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 14 day of March, 2017.

       /s/ Mark H Lawrence

       Mark H. Lawrence

State of Utah  )

County of Utah )

On this 14th day of  March, 2017, before me, Jennifer L. Smith,

a Notary Public, personally appeared Mark H. Lawrence,

personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he

executed the same.

/s/ Jennifer L. Smith

Notary Public

My commission expires:  10/04/2018